Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is entered into as of September 16, 2004 by and between REMEC, Inc., a California corporation (the “Company”), and                          (“Indemnitee”).

BACKGROUND

A. The Company and Indemnitee recognize the increasing difficulty in obtaining directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C. Indemnitee does not regard the current protection available as adequate under the present circumstances and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection.

D. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

E. The Bylaws of the company provide for the indemnification of directors, officers, employees and other agents of the Company in certain circumstances, and certain of the Company’s directors and officers have entered into Indemnity Agreements with the Company. This Agreement shall, with respect to Indemnitee, supersede any conflicting provisions in the indemnification section of the Company’s Bylaws and any Indemnity Agreement entered into by Indemnitee and the Company prior to the date of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of Indemnitee’s continued services as a director or officer of the Company after the date hereof and for other good and valid consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	Indemnification.

(a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders, except that no indemnification shall be made (i) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee’s duty to the Company and its shareholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

2.	Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1(a) or 1(b) of this Agreement (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within 20 days after delivery of a written request therefor by Indemnitee to the Company.

(b) Notice and Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, under any statute, or under any provision of the Company’s Articles of Incorporation or Bylaws, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought. Notice to the Company shall be directed as provided for in Section 14 of this Agreement. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) Procedure. Promptly after receipt of a written request for indemnification (and in any event within 90 days thereof), the Company shall either provide such indemnification or shall provide a written notice to Indemnitee advising of the decision not to indemnify Indemnitee and outlining the general basis for the decision. If a claim for indemnification is not paid in full by the Company within such 90 day period and Indemnitee determines to dispute the Company’s decision not to provide indemnification, Indemnitee must advise the Company in writing of both the decision to dispute the denial and his or her Selected Forum (a “Contest Notice”). Indemnitee shall be entitled to select from the following forums for determination of the validity of the Company’s denial of indemnification (the forum selected by Indemnitee being the “Selected Forum”):

(i) A quorum of the board of directors of the Company (the “Board”) consisting of directors who are not parties to the proceeding for which indemnification is being sought;

(ii) Independent legal counsel selected by Indemnitee, and reasonably approved by the Board, which counsel shall render its determination in a written opinion; or

(iii) A panel of three arbitrators, one of whom is selected by the Company, one of whom is selected by Indemnitee, and the last of whom is selected by the first two arbitrators selected.

As soon as practicable, and in no event later than 30 days after its receipt of the Contest Notice, the Company shall, at its own expense, submit in writing to the Selected Forum an explanation of the substance validating its claim that Indemnitee is not entitled to indemnification. If the Selected Forum determines that Indemnitee is entitled to indemnification, the determination shall be final and binding on the Company. If the Selected Forum determines that Indemnitee is not entitled to indemnification, Indemnitee may apply to the court in which the proceeding giving rise to the indemnification is or was pending or any other court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification.

(d) Defense/Burden. It shall be a defense to any such dispute or action (other than a dispute or action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. However, the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2(a) of this Agreement unless and until such defense may be finally adjudicated by the Selected Forum, if applicable, or court order or judgment from which no further right of appeal exists, if Indemnitee appeals the decision of the Selected Forum pursuant to Section 2(c) of this Agreement. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the Selected Forum or the court, as applicable, to decide, and neither the failure of the Company (including the Board, any committee or subgroup of the Board, independent legal counsel or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board, any committee or subgroup of the Board, independent legal counsel or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(e) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) of this Agreement, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(f) Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be borne by the Company.

3.	Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent not prohibited by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the California General Corporation Law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any action or other covered proceeding.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or amounts paid in settlement actually or reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

5. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

6. Directors’ and Officers’ Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors’ and officers’ liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or one of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

7. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order or applicable law, to perform its obligations, or any of them, under this Agreement shall not constitute a breach of this

Agreement. The provisions of this Agreement shall be severable as provided in this Section. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8. Exceptions. Any other provision herein to the contrary notwithstanding, including, without limitation the provisions of Section 3(a) of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Acts/Violation of Applicable Law. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law or to take any action or fail to do any act in violation of applicable law or court order; or

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement, the Company’s Articles of Incorporation or Bylaws, any statute or law or as otherwise required under Section 317 of the California General Corporation Law and for which Indemnitee exhausted the demand procedures set forth at Section 2(c) of this Agreement. This shall not limit the Company’s ability to either indemnify or advance expenses in specific cases if the Board finds it appropriate; or

(c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company; or

(e) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

9. Effectiveness of Agreement; Entire Agreement. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the California General Corporation Law, such provisions shall not be effective unless and until the Company’s Articles of Incorporation authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. This Agreement, together with the Company’s Articles of Incorporation and the Company’s Bylaws, contains the entire agreement between the Company and Indemnitee with respect to the matters contemplated by this Agreement and supercedes all prior agreements or understandings between the Company and Indemnitee regarding the subject matter set forth herein.

10.	Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

(c) For purposes of this Agreement, references to a “subsidiary” shall mean any corporation, limited liability company, limited partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12. Successors and Assigns; Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director or officer of the Company and shall inure to the benefit of Indemnitee’s estate, legal representatives, executors and administrators.

13. Attorneys’ Fees. In the event that any action, whether through a Selected Forum or court, as applicable, is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all arbitration or court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the Selected Forum or court of competent jurisdiction, as applicable, determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand, on the date of receipt or (ii) if mailed by domestic certified or registered mail properly addressed and with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as set forth on the signature page of this Agreement, or as subsequently modified by written notice.

15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of California.

16. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California.

[Signatures to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

THE COMPANY:	REMEC, INC.

By:

[Name]

Its:

	Address:	3790 Via de la Valle
Suite 311,
Del Mar, CA 92014

INDEMNITEE:

	Address:	3790 Via de la Valle
Suite 311,
Del Mar, CA 92014